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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the StemCells, Inc., 2001 Equity Incentive Plan, of our report dated February 23, 2001 with respect to the consolidated financial statements of StemCells, Inc., included in its Annual Report on Form 10-K/A for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP

Palo Alto, California
August 2, 2001